Ex. 10.1

THIRD AMENDMENT TO
RECEIVABLES LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO RECEIVABLES LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of April 1, 2008 (the “Closing Date”), by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as secured party (herein referred to as the “Lender”) and SILVERLEAF RESORTS, INC., a Texas corporation, as debtor (herein referred to as the “Borrower”).

RECITALS

A.       Borrower and Lender have entered into that certain Receivables Loan and Security Agreement, dated as of April 29, 2005 (as amended and modified from time to time, the “Loan Agreement”).

B.        The Borrower and Lender desire to amend the Loan Agreement on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I
Definitions

1.01   Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
Amendments to Loan Agreement

Effective as of the date hereof, the Loan Agreement is hereby amended as follows:

2.01    Amendment to Section 1.57. Section 1.57 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“1.57    Loan.  The maximum $20,000,000 credit facility as described in this Agreement and evidenced and secured by the Loan Documents.”

2.02    Amendment to Section 1.63. Section 1.63 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“1.63    Maturity Date.  June 30, 2008.”

2.03    Amendment to Section 1.64.  Section 1.64 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“1.64    Maximum Loan Amount.  The maximum principal balance of the Loan which can be outstanding at any time is Twenty Million Dollars ($20,000,000).”

2.04    Amendment to Section 1.89.  The definition of “Sovereign Facility” in Section 1.89 of the Loan Agreement is hereby deleted in its entirety.

2.05    Amendment to Section 1.  Section 1 of the Loan Agreement is hereby amended to add the definition of “Material Adverse Change” in correct alphabetical order as set forth below.

“Material Adverse Change.  Any development, event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which:  (i) has had, or reasonably could be expected to have (as determined by Lender), a material adverse effect upon or change in (a) the legality, validity or enforceability of any Loan Document, or (b) the validity, perfection or priority of any Lien granted to Lender under this Agreement or any other Loan Document; (ii) has been, or reasonably could be expected to be (as determined by Lender), material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition (financial or otherwise) of the Borrower (including, without limitation, the termination of any applicable timeshare, condominium or similar regime whether by consent of the Timeshare Interest owners or otherwise, any modification or amendment to any Declaration that shall, in the reasonable opinion of Lender, adversely affect the Collateral, Timeshare Interest, any Receivables Loan Approved Resort or the operations or prospects of any Receivables Loan Approved Resort, or the substantial destruction of any Receivables Loan Approved Resort, if not fully insured); or (iii) has materially impaired, or reasonably could be expected to materially impair (as determined by Lender), the ability of the Borrower to perform any of the Obligations, or to consummate the transactions, under the Loan Documents.”

2.06    Amendment to Section 4.1(h).  Section 4.1(h) of the Loan Agreement is hereby deleted and replaced with “Intentionally Omitted”.

2.07    Amendment to Section 4.2(c)(iv).  Section 4.2(c)(iv) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(iv)     With respect to any Advance in connection with Pledged Notes Receivable generated at Oak N’ Spruce Resort, delivered to Lender an Assignment of Certificate of Beneficial Interest securing such Pledged Note Receivable acceptable to Lender in its sole discretion and evidence satisfactory to Lender that Borrower has filed a UCC-1 financing statement in the state where the Purchaser is located naming Borrower as the secured party and Lender as Borrower’s assignee (and within sixty (60) calendar days from the date of such Advance, a recorded copy of such UCC-1 financing statement and assignment).”

2.08    Amendment to Section 5.12.  Section 5.12 of the Loan Agreement is hereby amended to delete therefrom the phrase “(other than the agreements executed in connection with the Sovereign Facility).”

2.09    Amendment to Section 6.1(s).  Section 6.1(s) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(s)      Textron Facility.  Borrower will comply with each of the terms and conditions of any subordinated indebtedness, the Textron Facility and will promptly deliver to Lender, upon receipt by Borrower, copies of any notices received by Borrower in connection with the Textron Facility or any other credit facility from time to time subject to the Interecreditor Agreement.”

2.10    Amendment to Section 6.1.  Section 6.1 of the Loan Agreement is hereby amended to add the following clause (ee) to the end thereto as follows:

“(ee)    Title Insurance.  Borrower shall deliver or cause to be delivered to Lender a mortgagee’s title insurance commitment within sixty (60) days after the date of each Advance covering Timeshare Interest Mortgages which are included as part of such Advance (other than Timeshare Interest Mortgages covering Timeshare Interests in Oak N’ Spruce Resort), underwritten by a company acceptable to Lender in all respects, to insure the lien of each Timeshare Interest pledged to Lender in an amount not less than the applicable Pledged Notes Receivable balance and containing such affirmative coverage as Lender deems reasonably necessary.  A mortgagee title insurance policy consistent with the subject title insurance commitment and naming Borrower, its successors and assigns as insured mortgagee shall be delivered with respect to the Timeshare Interest Mortgages which make up each Advance (other than Timeshare Interest Mortgages covering Timeshare Interests in Oak N’ Spruce Resort) within sixty (60) days from the issuance of the related title commitment in respect to a Receivables Loan Approved Resort located within the State of Texas and within ninety (90) days from the issuance of the related title commitment in respect to a Receivables Loan Approved Resort located in a state other than the State of Texas and must insure that the applicable Timeshare Interest Mortgage creates a first priority lien in and to the financed Timeshare Interest in favor or Lender, as assignee of Borrower, with such exceptions and conditions to title as Lender shall approve in writing.  Notwithstanding the foregoing, Agent reserves the right in its sole discretion to require at any time as a condition to any Advance that Borrower deliver or cause to be delivered to Lender a mortgagee’s title insurance commitment at the time of such Advance covering Timeshare Interest Mortgages which are included as part of such Advance (other than Timeshare Interest Mortgages covering Timeshare Interests in Oak N’ Spruce Resort), underwritten by a company acceptable to Lender in all respects, to insure the lien of each Timeshare Interest pledged to Lender in an amount not less than the applicable Pledged Notes Receivable balance and containing such affirmative coverage as Lender deems reasonably necessary.  If Agent requires such delivery as a condition to an Advance, a mortgagee title insurance policy consistent with the subject title insurance commitment and naming Borrower, its successors and assigns as insured mortgagee shall be delivered with respect to the Timeshare Interest Mortgages which make up each Advance (other than Timeshare Interest Mortgages covering Timeshare Interests in Oak N’ Spruce Resort) within sixty (60) days of the date of the Advance on such Pledged Notes Receivable and must insure that the applicable Timeshare Interest Mortgage creates a first priority lien in and to the financed Timeshare Interest in favor or Lender, as assignee of Borrower, with such exceptions and conditions to title as Lender shall approve in writing ”

2.11    Amendment to Section 6.2(m).  Section 6.2(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(m)     Maximum Sales Costs.  As of the last day of each calendar quarter, commencing with the calendar quarter ending June 30, 2005, Borrower will not permit the four quarter cumulative ratio of Marketing and Sales Costs to the Borrower’s net proceeds from the sale of Timeshare Interests as recorded on the Borrower’s financial statements for the immediately preceding four (4) consecutive fiscal quarters of the Borrower to equal or exceed a ratio of .600 to 1.  Notwithstanding the foregoing, in the event that Borrower delivers written evidence satisfactory to Lender that the above-referenced ratio is no longer required to be tested under the Textron Facility, such ratio shall not be tested under this Agreement.”

2.12    Amendment to Section 7.13.  Section 7.13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.13    Material Adverse Change.  If there occurs any Material Adverse Change.”

2.13    Amendment to Section 7.14.  Section 7.14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.14    Default by Borrower in Other Agreements

.  Any default by Borrower (a) in the payment of any indebtedness to Lender; (b) in the payment or performance of other indebtedness for borrowed money or obligations in excess of $100,000 secured by all or any portion of the Collateral; or (c) in the payment or performance of any other material indebtedness or obligations (including any indebtedness owed pursuant to the Textron Facility, the Bond Holder-Exchange Transaction or any other indebtedness from time to time subject to the Intercreditor Agreement).”

2.14    Amendment to Section 11.  Section 11 of the Loan Agreement is hereby amended to add the following Section 11.26 thereto in its entirety as follows:

“11.26  Appointment of Servicer.

(a)           Lender may from time to time, at no cost or expense to Borrower, enter into a servicing agreement (a “Loan Servicing Agreement”) with CapitalSource or an Affiliate of Lender or CapitalSource (a “Loan Servicer”) to service and enforce the Loan Documents and collect the Obligations on Lender’s behalf.  Pursuant to the Loan Servicing Agreement, Lender may authorize the Loan Servicer to take certain actions, perform certain duties and exercise certain powers on Lender’s behalf under the provisions of the Loan Documents and any other instruments and agreements referred to in this Agreement, all of to which Borrower hereby consent.

(b)           The Loan Servicer shall have no duties or responsibilities to Borrower, but only to Lender and then only as expressly set forth in the Loan Servicing Agreement.  Without limiting the generality of the foregoing, the Loan Servicer shall have no obligation to make any loans or advances to Borrower.  Neither the Loan Servicer nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by them under this Agreement or in connection herewith, unless caused by its or their willful misconduct.  The Loan Servicer’s duties shall be mechanical and administrative in nature; nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Loan Servicer any rights or obligations with respect to the Loan Documents except as expressly set forth herein.  Neither Borrower nor any Guarantor shall in any way be construed to be a third party beneficiary of any relationship between the Loan Servicer and Lender.

(c)           The Loan Servicer shall be entitled to rely, and shall be fully protected in relying, upon any communication whether written or oral believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)           Borrower shall be entitled to rely upon any communication whether written or oral sent or made by the Loan Servicer for and on behalf of Lender with respect to all matters pertaining to the Loan Documents and Borrower’ duties and obligations hereunder, unless and until Borrower receive written notice from Lender that the Loan Servicer is no longer servicing the Loan.

(e)           The Loan Servicing Agreement may be terminated at any time without prior notice to or consent of Borrower, and Lender will notify Borrower within a reasonable period of time thereafter of such termination.  Upon termination of the Loan Servicing Agreement and failure to replace the Loan Servicing Agreement with a new servicing agreement, all references herein to the Loan Servicer shall thereafter mean and refer to Lender.”

ARTICLE III
Conditions Precedent

3.01    Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Lender, unless specifically waived in writing by Lender:

(a)           Lender shall have received this Amendment, duly executed by the Borrower and Lender.

(b)           Lender and Borrower shall have entered into an amendment and restatement of the Inventory Loan Agreement in form and substance satisfactory to Lender.

(c)           Lender shall have received a commitment and extension fee equal to $10,000.00.

(d)           Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the board of directors of Borrower authorizing the execution, delivery and performance of this Amendment, certified by the secretary of the Borrower as of the Closing Date, and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

(e)           The representations and warranties contained herein and in the Loan Agreement, as amended hereby, and the Loan Documents, shall be true and correct as of the date hereof, as if made on the date hereof.

(f)            No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Lender.

(g)           All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the execution of this Amendment shall be satisfactory in form and substance to Lender and its counsel.

ARTICLE IV
No Waiver

4.01    No Waiver.  Borrower is hereby notified that irrespective of (i) any waivers or consents previously granted by Lender regarding the Loan Agreement and the Loan Documents, (ii) any previous failures or delays of Lender in exercising any right, power or privilege under the Loan Agreement or the Loan Documents, or (iii) any previous failures or delays of Lender in the monitoring or in the requiring of compliance by Borrower with the duties, obligations, and agreements of Borrower in the Loan Agreement and the Loan Documents, Borrower will be expected to comply strictly with its duties, obligations and agreements under the Loan Agreement and the Loan Documents.

Except as expressly provided in this Amendment, nothing contained in this Amendment or any other communication between Lender and the Borrower shall be a waiver of any past, present or future violation, Default or Event of Default of Borrower under the Loan Agreement or any Loan Document.  Similarly, Lender hereby expressly reserves any rights, privileges and remedies under the Loan Agreement and each Loan Document that Lender may have with respect to each violation, Default or Event of Default, and any failure by Lender to exercise any right, privilege or remedy as a result of the violations set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any Loan Document, (ii) amend or alter any provision of the Loan Agreement or any Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other  basis for altering any obligation of Borrower or any rights, privilege or remedy of Lender under the Loan Agreement or any Loan Document or any other contract or instrument.  Nothing in this Amendment shall be construed to be a consent by Lender to any prior, existing or future violations of the Loan Agreement or any Loan Document.

ARTICLE V
Ratifications, Representations and Warranties

5.01    Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the Loan Document, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the Loan Document are ratified and confirmed and shall continue in full force and effect.  The Borrower and Lender agree that the Loan Agreement and the Loan Document, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02    Representations and Warranties.  The Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all Loan Document executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the organizational documents or governing documents of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Lender; and (d) the Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the Loan Document, as amended hereby; (e) Borrower has not amended its organizational documents or its governing documents since the date of the Loan Agreement.

ARTICLE VI
Miscellaneous Provisions

6.01    Survival of Representations and Warranties.  All representations and warranties made in the Loan Agreement or any Loan Document, including, without limitation, any  document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Loan Document, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

6.02    Reference to Loan Agreement.  Each of the Loan Agreement and the Loan Document, and any and all documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such Loan Document to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

6.03    Expenses of Lender.  As provided in the Loan Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and the Loan Documents executed pursuant hereto, including, without limitation, the costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any Loan Document, including, without, limitation, the costs and reasonable fees of Lender’s legal counsel in connection with any such enforcement or preservation efforts.

6.04    Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05    Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Lender and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Lender.

6.06    Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07    Effect of Waiver.  No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by the Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08    Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09    Applicable Law.  THIS AMENDMENT AND ALL LOAN DOCUMENT EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

6.10    Final Agreement.  THE LOAN AGREEMENT AND THE LOAN DOCUMENT, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE LOAN AGREEMENT AND THE LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWER AND LENDER.

6.11    Release.  THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER.  THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, LENDER, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, LENDER, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR LOAN DOCUMENT, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

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IN WITNESS WHEREOF, this Amendment has been duly executed on the date first written above.

LENDER:

Dates of Execution:	CAPITALSOURCE FINANCE LLC,
a Delaware limited liability company

April 1, 2008	By:	/S/ HEATHER E. MURPHY
	Name:	Heather E. Murphy
	Title:	Senior Counsel

BORROWER:

SILVERLEAF RESORTS, INC.,
a Texas corporation

April 1, 2008	By:	/S/ BOB M. SINNOTT
	Name:	Bob M. Sinnott
	Title:	Chief Financial Officer